Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Rob Lewis, CFO	David Barnard & Kirsten Chapman
iMergent, Inc.	Lippert/Heilshorn & Assoc.
801.431.4695	415.433.3777
investor_relations@imergentinc.com	David@lhai-sf.com

iMergent Receives Notification from SEC of Formal Investigation

OREM, Utah, October 24, 2005 – iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, announced the company has been notified that the Securities and Exchange Commission (SEC) has issued a formal  order of investigation related to the company.  iMergent intends to cooperate fully with the SEC in this matter.

As a result of its recent change in auditors announced on October 7, 2005, the company will not provide further information regarding preliminary unaudited summary financial results for the fiscal years ended June 30, 2002, 2003, 2004 and 2005.  iMergent’s Form 10-K was delayed due to management’s continuing review of the appropriate interpretation and application of generally accepted accounting principles (GAAP) related to revenue recognition.  The company believes it will be able to file its Form 10-K and announce its audited fiscal 2005 results by January 31, 2006.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet.  Headquartered in Orem, Utah the company sells its proprietary StoresOnline™ software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In connection with software, iMergent offers site development, web hosting, marketing and mentoring products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

Statements made in this filing that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the company’s continued ability to maintain operations; our ability to file audited financial statements in a timely manner; the ability  of the Company to file its Form 10-K on the date specified; the possibility that we will not have an acceptable plan of compliance for AMEX, and that we may not be granted by AMEX any extension of time to file our fiscal 2005 Form 10-K in order to avoid possible de-listing of our common stock from the AMEX; uncertainties that may be associated with any hearing or appeals that seek to avoid de-listing for failure to file timely periodic reports with the SEC; the ability to  completely and timely file a restatement of prior period financial statements;  the time required to complete and for our independent auditors to complete their review of the Form 10-K; the possibility the delay of determining historical financial statements, including revenue and expenses reported in prior periods; the possibility that these matters could be deemed to comprise a material weakness in the company’s internal controls over its consolidated financial reporting could prevent the company timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; the results of the SEC investigation and previously filed Class Action suits as well as the potential of amended complaints or new proceedings being filed the possibility of inquiries of the company relating to the issues detailed herein. The company undertakes no obligation to update this forward-looking information.

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